As filed with the Securities and Exchange Commission on October 2, 2012

Registration Nos. 333-182087, 333-182087-01, 333-182087-02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRYROCK ISSUANCE TRUST (Issuing Entity in respect of the Notes) DRYROCK FUNDING LLC (Depositor) (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Organization)	45-5441359 30-6324196 (I.R.S. Employer Identification No’s for Registrant and Issuing Entity, respectively)

100 S. West Street
Office 120
Wilmington, DE 19801
(302) 255-7073
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clinton Walker, Esq.
General Counsel and Chief Administrative Officer
BARCLAYS BANK DELAWARE
125 South West Street
Wilmington, DE 19801
(302) 255-8100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Deepesh Jain BARCLAYS TREASURY 745 Seventh Avenue 20th Floor New York, New York 10019 (212) 526-7812	Alan M. Knoll, Esq. ORRICK, HERRINGTON & SUTCLIFFE LLP 51 West 52nd Street New York, NY 10019-6142 (212) 506-5077

From time to time after this Registration Statement becomes effective as determined by market conditions.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(a)(b)	Proposed maximum offering price per unit(c)	Proposed maximum aggregate offering price(c)	Amount of registration fee(d)
Notes	$3,000,000,000	100%	$3,000,000,000	$409,200

(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)	With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c)	Estimated solely for the purpose of calculating the registration fee.
(d)	$343,800 was previously paid in connection with the original registration statement initially filed on June 13, 2012 and Amendment No 2 to the registration statement filed on August 13, 2012

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall subsequently become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement is being filed solely for the purpose of re-filing the Remittance Services Agreement and the Agreement for ACH Services as Exhibits 99.5 and 99.6 to the Registration Statement, respectively, to reflect the revision of the confidential treatment request to those two agreements. The request for confidential treatment was filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application initially filed with the Securities and Exchange Commission on August 13, 2012.

PART II

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$409,200	**
Printing and Engraving Expenses	250,000	*
Trustee’s Fees and Expenses	250,000	*
Legal Fees and Expenses	1,500,000	*
Blue Sky Fees and Expenses	20,000	*
Accountants’ Fees and Expenses	1,500,000	*
Rating Agency Fees	3,000,000	*
Miscellaneous Fees and Expenses	200,000	*

Total	$7,129,200	*

*	Estimated
**	Actual

Item 15.	Indemnification of Directors and Officers.

To the fullest extent permitted by the Delaware Limited Liability Company Act and in accordance with its Limited Liability Company Agreement, Dryrock Funding LLC (“Dryrock Funding”) shall indemnify any member, officer, director, employee or agent of Dryrock Funding who is, was or is threatened to be made a party to any proceeding (including a proceeding by or in the right of Dryrock Funding or by or on behalf of a member) by reason of the fact that he, she or it is or was a member, officer or director of Dryrock Funding, is or was acting on behalf of Dryrock Funding in good faith or is or was serving, at the request of Dryrock Funding, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of Dryrock Funding, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual’s willful misconduct or knowing violation of the criminal law.

Item 16.	Exhibits and Financial Statements

Exhibit Number	Description

1.1	Form of Underwriting Agreement for the Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.1	Receivables Purchase Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.2
Transfer Agreement dated as of August 1, 2012 among Dryrock Funding LLC, Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).

4.3	Indenture for the Notes dated as of August 1, 2012 between Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.4	Form of Indenture Supplement, including form of Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.5
Servicing Agreement dated as of August 1, 2012 among Dryrock Funding LLC, Barclays Bank Delaware, Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).

5.1	Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters (previously filed with the Securities and Exchange Commission on August 13, 2012).
23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney of Dryrock Funding LLC (previously filed with the Securities and Exchange Commission on June 13, 2012).
25.1
Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Indenture Trustee under the Indenture (previously filed with the Securities and Exchange Commission on August 13, 2012).

99.1	Amended and Restated Limited Liability Company Agreement of Dryrock Funding LLC dated as of August 1, 2012 (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.2
Amended and Restated Trust Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Wilmington Trust, National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).

99.3	Seller Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.4	Services Agreement dated as of July 31, 2012 between Barclays Bank PLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.5	Remittance Services Agreement dated as of August 20, 2009, between Barclays Bank Delaware and Wells Fargo & Company (as successor to Wachovia Bank National Association).*
99.6	Agreement for ACH Services dated as of February 1, 2010, between Barclays Bank Delaware and Wells Fargo & Company (as successor to Wachovia Bank National Association).*

*	Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Application filed with the Office of the Secretary.

Item 17.	Undertakings

(a)	Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section

15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware on October 2, 2012.

DRYROCK FUNDING LLC,
By:	/s/ Yasser Rezvi Name: Yasser Rezvi Title: Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed on October 2, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ Yasser Rezvi	President/Director
(Principal Executive Officer)
Name: Yasser Rezvi

*	Vice President and Treasurer/Director
(Principal Financial Officer and
Name: Rodney Yoder	Principal Accounting Officer)

*

Name: Clinton Walker	Vice President and Secretary/Director

*The undersigned, by signing the undersigned name, does hereby sign, as attorney-in-fact, on behalf of the persons above, pursuant to a power of attorney executed by each such person and filed with the Securities and Exchange Commission.

By: /s/ Yasser Rezvi

Name: Yasser Rezvi

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for the Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.1	Receivables Purchase Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.2
Transfer Agreement dated as of August 1, 2012 among Dryrock Funding LLC, Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).

4.3	Indenture for the Notes dated as of August 1, 2012 between Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.4	Form of Indenture Supplement, including form of Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
4.5
Servicing Agreement dated as of August 1, 2012 among Dryrock Funding LLC, Barclays Bank Delaware, Dryrock Issuance Trust and U.S. Bank National Association (previously filed with the Securities and Exchange Commission on August 13, 2012).

5.1	Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the Notes (previously filed with the Securities and Exchange Commission on August 13, 2012).
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters (previously filed with the Securities and Exchange Commission on August 13, 2012).
23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).
24.1	Powers of Attorney of Dryrock Funding LLC (previously filed with the Securities and Exchange Commission on June 13, 2012).
25.1
Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Indenture Trustee under the Indenture (previously filed with the Securities and Exchange Commission on August 13, 2012).

99.1	Amended and Restated Limited Liability Company Agreement of Dryrock Funding LLC dated as of August 1, 2012 (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.2
Amended and Restated Trust Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Wilmington Trust, National Association (previously filed with the Securities and Exchange Commission on August 13, 2012) .

99.3	Seller Agreement dated as of August 1, 2012 between Dryrock Funding LLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.4	Services Agreement dated as of July 31, 2012 between Barclays Bank PLC and Barclays Bank Delaware (previously filed with the Securities and Exchange Commission on August 13, 2012).
99.5	Remittance Services Agreement dated as of August 20, 2009, between Barclays Bank Delaware and Wells Fargo & Company (as successor to Wachovia Bank National Association).*
99.6	Agreement for ACH Services dated as of February 1, 2010, between Barclays Bank Delaware and Wells Fargo & Company (as successor to Wachovia Bank National Association).*

*	Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Application filed with the Office of the Secretary.